Exhibit 99.1

March 14, 2019

Drive Shack Announces Fourth Quarter and Full Year 2018 Results and Declares First Quarter 2019 Preferred Stock Dividends
Company announces four new Drive Shack locations and confirms three new venue openings in 2019
Has closed sales of 15 golf courses for $115 million and repaid $102 million of debt

NEW YORK, March 14, 2019 (BUSINESS WIRE) -- Drive Shack Inc. (NYSE: DS), an owner and operator of golf entertainment and dining venues and traditional golf courses, today announced financial results for its fourth quarter and full-year ended December 31, 2018.

Business Highlights

▪	Drive Shack
-	Announced four new Drive Shack locations in: Chicago, IL; Houston, TX; Newport Beach, CA; and Portland, OR
-	Awarded Drive Shack New York City in Manhattan
-	Drive Shack Orlando, which opened in April 2018, generated $1.6 million of revenue in Q4 with spend per visitor of $41, up 8% compared to Q3
▪	American Golf Corporation
-	Golf course sales of $90 million from 13 courses in 2018, with a total of $115 million from 15 courses to date
-	American Golf Corporation full year 2018 revenue generation of $309 million
-	Grew public course The Players Club Members by 14% and private course average Full-Golf Membership Dues Per Member by 4%, on a same-store basis over prior year
▪	Ken May appointed Chief Executive Officer, following four years as CEO of Topgolf
▪	David Hammarley appointed Chief Financial Officer, with two plus decades of hospitality experience across such companies as sbe and Starwood Hotels & Resorts

“In 2018, we took a big step in our transition from a traditional golf company to a full-fledged entertainment business with great golf content. We now look forward to a transformative 2019, as we quadruple the number of our golf entertainment venues. Expansion into dining and entertainment is our top priority, and we continue to invest in identifying new Drive Shack locations, building them quicker, and improving the customer experience for our guests,” said Ken May, Chief Executive Officer.

“We generated $115 million in gross proceeds from the sale of 15 owned golf courses and repaid $102 million of debt. As we continue to monetize our golf courses, these proceeds will serve as the platform for growth for our entertainment golf business where we are targeting 20 open units by 2022,” said David Hammarley, Chief Financial Officer.

Development
Since third quarter of 2018, the Company signed 4 new locations across Chicago, IL; Houston, TX; Newport Beach, CA; Portland, OR. The company plans to open up 3 new Drive Shack site locations in Raleigh, NC, West Palm Beach, FL, and Richmond, VA in the second half of 2019.

Financial Outlook
Our FY 2019 expectations and stabilized targets are as follows:
▪	Drive Shack Orlando site is targeted to break even from a cash flow perspective in 2019 and continue to ramp up its revenues and cash flow generation in 2020 onwards
▪	Raleigh, West Palm Beach, and Richmond planned to open in the second half of 2019
▪	Plan to open 3 to 5 new sites in 2020 and 5 to 10 sites in 2021 and 2022
▪	Targeting over 20 sites by 2022
▪	Stabilized target Drive Shack entertainment unit economics:
o	Cost to build between $20 to $35 million across the varying markets and relevant venue formats
o	Top-line revenues anticipated to be $15 to $25 million with target EBITDA margins of approximately 25%-30%
▪	Complete the remaining short-term course sales by end of 2019 with total gross proceeds of approximately $175 million from 24 of 26 owned courses
o	Continue to explore the monetization of the remaining 2 owned courses in 2019
▪	Stabilized traditional golf business to generate revenue of approximately $175 million and target annual free cash flow of over $10 million in 2020 and beyond

Preferred Stock Dividends
The Company will pay dividends on April 29, 2019 to holders of record of preferred stock on April 1, 2019, for the period beginning February 1, 2019 and ending April 30, 2019, in an amount equal to $0.609375, $0.503125 and $0.523438 per share on the 9.750% Series B, 8.050% Series C and 8.375% Series D preferred stock, respectively.

Financial Results
Fourth Quarter 2018 compared to the Fourth Quarter 2017 ($ in thousands, except for per share data):

	Three Months Ended December 31,
	2018	2017
Total revenues	$69,286	$70,402
Loss applicable to common stockholders	$(4,905)	$(25,467)

Loss applicable to common stockholders Per Basic Share	$(0.07)	$(0.38)
Loss applicable to common stockholders Per Diluted Share	$(0.07)	$(0.38)

Full year 2018 compared to the full year 2017:

	Year Ended December 31,
	2018	2017
Total revenues	$314,369	$292,594
Loss applicable to common stockholders	$(44,263)	$(47,781)

Loss applicable to common stockholders Per Basic Share	$(0.66)	$(0.71)
Loss applicable to common stockholders Per Diluted Share	$(0.66)	$(0.71)

Conference Call Today
Management will hold a conference call to discuss these results today at 9:00 a.m. Eastern Time.  The conference call can be accessed over the phone by dialing 1-866-913-6930 (from within the U.S.) or 1-409-983-9881 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference conference ID “2396776.”

A copy of the earnings release will be posted to the Investor Relations section of Drive Shack Inc.’s website, http://ir.driveshack.com.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at http://ir.driveshack.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.
A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:30 P.M. Eastern Time on Thursday, March 28, 2019 by dialing 1-800-585-8367 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference conference ID “2396776.”

Additional Information
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of the Company’s website, http://ir.driveshack.com. For consolidated information, please refer to the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which are available on the Company’s website, http://ir.driveshack.com.

About Drive Shack
Drive Shack Inc. is a leading owner and operator of golf-related leisure and entertainment businesses.

Forward-Looking Statements: Certain items in this Press Release may constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Drive Shack Inc.’s (NYSE: DS; “DS Inc.” or the “Company” and “we,” “us” and “our,” as applicable) (a) statements relating to returns on our investments, (b) anticipated future sales of selected owned golf properties, including without limitation statements relating to the timing and amount of anticipated proceeds, (c) our plans and expectations to optimize the operation of, and grow, our existing leased and managed golf properties, (d) redeployment of cash from our generated liquidity, (e) targeted multiples, yields and returns, (f) our ability to terminate or restructure leases and (g) the Company’s current business plan and expectations relating to our Drive Shack venues, including (i) the number of venues that we may be able to develop, (ii) timing and frequency for opening venues, (iii) financial performance of these venues and capital expenditure costs, (iv) the growth of the golf, golf entertainment, and eatertainment industry and business, and (v) our ability to enhance technology.  These statements are based on management’s current expectations and beliefs and are subject to a number of risks, trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. We cannot give any assurances that management’s current expectations will be attained. For a discussion of some of the risks and important factors that could cause actual results to differ materially from such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s periodic reports filed with the Securities and Exchange Commission (“SEC”), which are available on the Company’s website (www.http://ir.driveshack.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible to predict or assess the impact of every factor that may cause actual results to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this Press Release. Forward-looking statements speak only as of the date of this Press Release. We expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Past Performance; No Offer; No Reliance: Past performance is not a reliable indicator of future results and should not be relied upon as the basis for making an investment decision. This Press Release does not constitute an offer to sell, or a solicitation of an offer to buy, any security. Any such offer would only be made by means of formal offering documents, the terms of which would govern in all respects. You should not rely on this Press Release as the basis upon which to make any investment decision.

The Company has not reconciled its EBITDA or free cash flow targets set forth in this press release to net income (loss) or cash from operations, as items that impact such measures are out of the Company’s control and/or cannot be reasonably predicted. Accordingly, a reconciliation is not available without unreasonable effort.

Cautionary Note regarding Estimated / Targeted Returns and Growth:  Targeted returns and growth represent management’s view and are estimated based on current and projected future operating performance of our location in Orlando and other targeted locations, comparable companies in our industry and a variety of other assumptions, many of which are beyond our control, that could prove incorrect. As a result, actual results may vary materially with changes in our liquidity or ability to obtain financing, changes in market conditions and additional factors described in our reports filed with the SEC, which we encourage you to review. We undertake no obligation to update these estimates. See above for more information on forward-looking statements.

Consolidated Balance Sheets

	December 31,
	2018	2017
Assets
Current Assets
Cash and cash equivalents	$79,235	$167,692
Restricted cash	3,326	5,178
Accounts receivable, net	7,518	8,780
Real estate assets, held-for-sale, net	75,862	2,000
Real estate securities, available-for-sale	2,953	2,294
Other current assets	20,505	21,568
Total Current Assets	189,399	207,512
Restricted cash, noncurrent	258	818
Property and equipment, net of accumulated depreciation	132,605	241,258
Intangibles, net of accumulated amortization	48,388	57,276
Other investments	22,613	21,135
Other assets	8,684	8,649
Total Assets	$401,947	$536,648

Liabilities and Equity
Current Liabilities
Obligations under capital leases	$5,489	$4,652
Membership deposit liabilities	8,861	8,733
Accounts payable and accrued expenses	45,284	36,797
Deferred revenue	18,793	31,207
Real estate liabilities, held-for-sale	2,947	—
Other current liabilities	22,285	22,596
Total Current Liabilities	103,659	103,985
Credit facilities and obligations under capital leases	10,489	112,105
Junior subordinated notes payable	51,200	51,208
Membership deposit liabilities, noncurrent	90,684	86,523
Deferred revenue, noncurrent	6,016	6,930
Other liabilities	5,232	4,846
Total Liabilities	$267,280	$365,597

Commitments and contingencies

Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 1,347,321 shares of 9.75% Series B Cumulative Redeemable Preferred Stock, 496,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock, and 620,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, issued and outstanding as of December 31, 2018 and 2017	$61,583	$61,583
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 67,027,104 and 66,977,104 shares issued and outstanding at December 31, 2018 and 2017, respectively	670	670
Additional paid-in capital	3,175,843	3,173,281
Accumulated deficit	(3,105,307)	(3,065,853)
Accumulated other comprehensive income	1,878	1,370
Total Equity	$134,667	$171,051

Total Liabilities and Equity	$401,947	$536,648

Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenues
Golf operations	$53,014	$52,768	$244,646	$221,737
Sales of food and beverages	16,272	17,634	69,723	70,857
Total revenues	69,286	70,402	314,369	292,594
Operating costs
Operating expenses	57,043	56,876	251,794	232,796
Cost of sales - food and beverages	4,740	5,197	20,153	20,959
General and administrative expense	8,951	8,679	38,560	31,413
Management fee and termination payment to affiliate	—	13,378	—	21,410
Depreciation and amortization	5,346	6,352	19,704	24,304
Pre-opening costs	435	129	2,483	320
Impairment	2,595	—	8,240	60
Realized and unrealized (gain) loss on investments	152	(118)	(131)	6,243
Total operating costs	79,262	90,493	340,803	337,505
Operating loss	(9,976)	(20,091)	(26,434)	(44,911)
Other income (expenses)
Interest and investment income	412	461	1,794	23,162
Interest expense, net	(3,699)	(4,246)	(16,639)	(19,581)
Other income (loss), net	10,037	(278)	2,880	94
Total other income (loss)	6,750	(4,063)	(11,965)	3,675
Loss before income tax	(3,226)	(24,154)	(38,399)	(41,236)
Income tax expense	284	(82)	284	965
Net loss	(3,510)	(24,072)	(38,683)	(42,201)
Preferred dividends	(1,395)	(1,395)	(5,580)	(5,580)
Loss Applicable To Common Stockholders	$(4,905)	$(25,467)	$(44,263)	$(47,781)

Loss Applicable to Common Stock, per share
Basic	$(0.07)	$(0.38)	$(0.66)	$(0.71)
Diluted	$(0.07)	$(0.38)	$(0.66)	$(0.71)

Weighted Average Number of Shares of Common Stock Outstanding
Basic	67,027,104	66,963,297	66,993,543	66,903,457
Diluted	67,027,104	66,963,297	66,993,543	66,903,457

For Investor Relations Inquiries:
Austin Pruitt
Drive Shack Inc.
516-268-7460
IR@driveshack.com